Alloy Online, Inc. has omitted from this Exhibit 10.9 portions of the Agreement for which Alloy Online, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.


                                                                    EXHIBIT 10.9

                                 YAHOO! SHOPPING
                                 INSERTION ORDER

ORDER #                                           SALES CONTACT:  Lisa Carrieri
REVISION
TYPE                                              PHONE
DATE     11-18-98                                 FAX
                                                  EMAIL

MERCHANT
Alloy Designs, Inc.
115 West 30th Street, Ste. 304
NY, NY  10001
Ph: 212 244-4307
Fax: 212 244-4311


                                          ADDRESS


Attn:  MATT DIAMOND                       EMAIL

--------------------------------------------------------------------------------

START DATE:         11/25

POSITION:

Yahoo! Shopping Page:

     Apparel/Accessories

Text of Link:

Link to URL:


                                                  TOTAL NET COST/MONTH

                                                       TOTAL NET COST   $[    ]*

                                         Terms:  See Billing Instructions

                                         BILLING INSTRUCTIONS
                                         Bill to Customer.
                                         Net 30 from date of invoice.
--------------------------------------------------------------------------------
TERMS AND CONDITIONS: This insertion order is subject to the terms and conditions ("Standard Terms") attached hereto as Exhibit A of this Insertion Order, and such Standard Terms are made a part of this insertion order by reference. The signatory of this Insertion Order represents that he has read and agrees to such Standard Terms.


AUTHORIZED BY: _______________________________PHONE:______________DATE:_________
PRODUCTION CONTACT:        MATT C. DIAMOND    PHONE:______________DATE:_________
                   ---------------------------

PLEASE RETURN TO YAHOO! SALE OPERATIONS DEPT. FAX # 9408)731-3495

                                                  Yahoo! Inc.
                                                  3420 Central Expressway
                                                  Santa Clara, CA  95051

                     YAHOO! SHOPPING STANDARD MERCHANT TERMS

     The following terms and conditions (the "Standard Terms") shall be deemed to be incorporated into the attached insertion order (the "Insertion Order") between Yahoo! Inc. ("Yahoo!") and the company indicated on the Insertion Order ("Merchant"). Yahoo! reserves the right, in its sole discretion, to change, modify, add or remove all or part of the Standard Terms at any time with or without notice.

     1. Merchant shall provide to Yahoo! information relating to Merchant's products and/or services in accordance with Yahoo!'s specifications. Such information shall include, without limitation, Merchant's name, product description, product name, availability, price, any warranty notices and disclaimers, and, if applicable, return information, size, color, SKU number, html pages and graphic files (collectively referred to as "Merchant Content"). All html pages provided by Merchant shall be subject to Yahoo!'s approval and shall conform with Yahoo!'s specifications. Merchant agrees to update all Merchant Content in accordance with Yahoo!'s specifications. Yahoo! reserves the right not to post or include any Merchant Content on Yahoo! Shopping and has the absolute right to reject any URL embodied within any Merchant Content.

     2. Yahoo! will host the Merchant Content on Yahoo! services and include the Merchant Content in the pages set forth on the Insertion Order of Yahoo!'s U.S. based on-line shopping property (referred to as "Yahoo! Shopping" or the "Service") commencing on the date set forth on the Insertion Order and, except as otherwise provided on the Insertion Order, continuing on a monthly basis thereafter until terminated by either party with no less than thirty (30) days written notice (the "Term"). Yahoo! is solely responsible for the design, layout, posting and maintenance of Yahoo! Shopping. Upon termination, Yahoo! reserves the right to delete from its servers any and all Merchant Content and other information contained in Merchants account, including but not limited to order processing information. The Indemnity and Disclaimer of Warranties and Liabilities provisions of these Standard Terms shall survive any termination.

     3. Merchant hereby grants to Yahoo! a worldwide, perpetual, sublicensable license to use, disclose, display, reproduce and distribute such Merchant Content and any portions thereof and any derivative works therefrom in any media, to incorporate Merchant Content into a database, and to display in any manner the results of search queries and comparisons conducted by users of the service. Merchant also authorizes Yahoo! to use Merchant Content for purposes of promoting Merchant's products, Yahoo! or Yahoo! Shopping generally and grants Yahoo! the right to maintain such Merchant Content on Yahoo! servers during the Term and to authorize the downloading and printing of such material, or any portion thereof, by users.

     4. Merchant shall pay Yahoo! the monthly fee set forth on the Insertion Order. All fees are payable in U.S. dollars. Merchant will make the first payment to Yahoo! on the date that the Merchant Content is first posted on Yahoo! Shopping and shall make subsequent payments on the first day of every month thereafter. Late payments shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event of any failure by Merchant to make payment, Merchant will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo! in collecting such amounts. Yahoo! may, upon 30 days prior notice to Merchant alter its fee schedules.

     5. Yahoo! may provide Merchant with access to certain software owned by Yahoo! (the "Software") to facilitate the maintenance of Merchant Content and Merchant's access to customer orders and other information. Yahoo! hereby grants Merchant a non-exclusive, non-transferable license to use the Software in object code form only on a server controlled by Yahoo! for the sole purpose of maintaining Merchant's Content, facilitating access to customer orders and other information on Yahoo! Shopping. Merchant shall not copy the Software or use it on computers other than a server controlled by Yahoo!. Merchant may not use Web pages or parts of Web pages generated by means of the Software, other than content that originates from and is proprietary to Merchant, on any server other than the servers controlled by Yahoo! without Yahoo!'s express written consent. Merchant also acknowledges and agrees that the Software is intended for access and use by means of web browsing software, and that Yahoo! does not commit to support any particular browsing platform. Yahoo! reserves the right at any time to revise and modify the Software, release subsequent versions thereof and to alter features, specifications, capabilities, functions, and other characteristics of the Software, without notice to Merchant. Merchant shall receive a password from Yahoo! to provide access to and use of the Software. Merchant is entirely responsible for any and all activities that occur under Merchants account and password. Merchant agrees to keep its password confidential, to allow no other person or company to use its account, and to notify Yahoo! promptly if Merchant has any reason to believe that the security of its account has been compromised.

     6. Merchant represents and warrants that it

          (a) has full power and authority under all relevant laws and regulations to offer, sell and distribute the goods and services offered by it, including but not limited to holding all necessary licenses from all necessary jurisdictions to engage in the advertising and sale of such goods and services;

          (b)  will not engage in any activities:

               (i) that constitute or encourage a violation of any applicable law or regulation, including but not limited to the sale of illegal goods or the violation of export control or obscenity laws;

               (ii) that infringe the rights of any third party, including but not limited to the intellectual property, business, contractual, or fiduciary rights of others; and

               (iii) that are in any way connected with the transmission of
                     "junk mail" "spam" or the unsolicited mass distribution of email, or with any unethical marketing practices.

     7. Yahoo! maintains information about Merchant and the Merchant Content on Yahoo! servers, including but not limited to Merchant's account registration information, Merchant's customer order information, sales information, and clickstream data ("Merchant Information"). Merchant agrees that Yahoo! may use Merchant Information in aggregate form for marketing or other promotional purposes. Merchant agrees that Yahoo! may disclose Merchant Information in the good faith belief that such action is reasonably necessary:

          (a)  to comply with the law or legal process;

          (b)  to enforce these Standard Terms; or

          (c) to protect the rights or interests of Yahoo! or others; provided, however, that nothing in this section shall impose a duty on Yahoo! to make any such disclosures. Merchant also acknowledges and agrees that Yahoo! may access Merchant's account and its contents as necessary to identify or resolve technical problems or respond to complaints about the Service.

     8. Customers of Yahoo! Shopping shall place orders on a Yahoo! transaction page designed and hosted by Yahoo!. Order information, including product, quantity, shipping address, customer name, email address and credit card information shall be collected via the Software and retrieved by Merchant from Yahoo! servers. Merchant shall notify each customer via email within 1 Business Day after Yahoo! transmits the order information to Merchant whether the order is confirmed or the order cannot be fulfilled. Merchant shall be solely responsible for all goods, and services offered by Merchant on Yahoo! Shopping, including, without limitation billing, shipping and fulfillment of goods and services, returns and customer service and for any acts or omissions that occur in connection with Merchant's account or password. Merchant agrees that Yahoo! may delete customer credit card information from Yahoo! servers 14 days after Merchant retrieves such information, and may delete all other Merchant Information from Yahoo! servers at the end of each calendar year. Merchant agrees to implement adequate security protections to ensure the privacy of customer information retrieved from Yahoo! servers and Merchant agrees not to disclose such customer information to any third party or use such information in any way except for the fulfillment of the customer order.

     9. Merchant agrees to indemnify and hold harmless Yahoo!, and its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents, from any claim or demand, including reasonable attorneys fees, made by any third party due to or arising out of, any products or services offered, distributed or sold by Merchant in connection with the Service, any mistake, error or omission made by merchant, including but not limited to data corruption and/or wrongful disclosure of customer information, any alleged violation of these Standard Terms, or any alleged violation of any rights of another, including but not limited to Merchant's use of any content, trademarks, service marks, trade names, copyrighted or patented material, or other intellectual property used by Merchant. Yahoo! reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by Merchant, but doing so shall not excuse Merchant's indemnity obligations.

     10. DISCLAIMER OF WARRANTIES AND LIABILITIES

     THE SERVICE AND SOFTWARE ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NEITHER THIS AGREEMENT OR ANY DOCUMENTATION FURNISHED UNDER IT IS INTENDED TO EXPRESS OR IMPLY ANY WARRANTY THAT THE SERVICES WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE OR THAT THE SOFTWARE WILL PROVIDE UNINTERRUPTED, TIMELY OR ERROR-FREE SERVICE. THE SECURITY MECHANISM INCORPORATED IN THE SOFTWARE HAS INHERENT LIMITATIONS AND MERCHANT MUST DETERMINE THAT THE SOFTWARE ADEQUATELY MEETS ITS REQUIREMENTS. MERCHANT ACKNOWLEDGES AND AGREES THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SERVICE IS DONE AT ITS OWN RISK AND THAT MERCHANT WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGES TO ITS COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA. YAHOO!, AND ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS, SHALL NOT BE LIABLE, UNDER ANY CIRCUMSTANCES OR LEGAL THEORIES WHATSOEVER, FOR ANY LOSS OF BUSINESS, PROFITS OR GOODWILL, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, EVEN IF YAHOO! IS AWARE OF THE RISK OS SUCH DAMAGES, THAT RESULT IN ANY WAY FROM MERCHANT'S USE OR INABILITY TO USE THE SOFTWARE, OR THAT RESULT FROM ERRORS, DEFECTS, OMISSIONS, DELAYS IN OPERATION OR TRANSMISSION, OR ANY OTHER FAILURE OF PERFORMANCE OF THE SOFTWARE. YAHOO!'S LIABILITY TO MERCHANT SHALL NOT, FOR ANY REASON, EXCEED THE AGGREGATE PAYMENTS ACTUALLY MADE BY MERCHANT TO YAHOO!.

     SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR LIABILITIES, SO SOME OF THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU.

     11. Any notices or communications shall be by electronic mail or in writing and shall be deemed delivered upon receipt to the party to whom such communication is directed. If to Yahoo!, such notices shall be addressed to 3420 Central Expressway, Santa Clara, CA 95051. If to Merchant, such notices shall be addressed to the electronic or mailing address specified on the Insertion Order. These Standard Terms and the relationship between Merchant and Yahoo! shall be governed by the laws of the State of California without regard to its conflict of law provisions. Merchant and Yahoo! agree to submit to the personal and exclusive jurisdiction of the Superior Court of the "State of California for the County of Santa Clara or the United States District Court for the Northern District of California. Yahoo!'s failure to exercise or enforce any right or provision of these Standard Terms shall not constitute a waiver of such right or provision. Merchant agrees that regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Service or these Standard Terms must be filed within one (1) year after such claim or cause of action arose, or be forever barred. The Insertion Order and these Standard Terms constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals.